As filed with the Securities and Exchange Commission on July 23, 2015
 Registration No. 333-202694

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

	WELLS FINANCIAL CORP.
	(Exact name of Registrant as specified in its charter)

Minnesota	6022	41-1799504
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code No.)	Identification No.)

53 First Street, S.W. Wells, Minnesota 56097 (507) 553-3151
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Moll
President and Chief Executive Officer
53 First Street, S.W.
Wells, Minnesota 56097
(507) 553-3151
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
John J. Spidi, Esq.
James C. Stewart, Esq.
Jones Walker, LLP
1227 25th Street, N.W.
Suite 200 West
Washington, D.C. 20037
(202) 434-4660

Not applicable
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ] ________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

In accordance with the undertaking set forth in its Registration Statement on Form S-1 (File No. 333-202694), declared effective by the Commission on May 14, 2015 (the “Registration Statement”), the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 33,921 shares of its common stock, $.10 par value (the “Common Stock”), that were not sold in the offering covered thereby.

As initially filed on March 12, 2015, a total of 112,657 shares of the Common Stock were registered for issuance in connection with the conversion merger of St. James Federal Savings and Loan Association with and into the Registrant’s wholly owned subsidiary, Wells Federal Bank (the “Conversion Merger”).  The Conversion Merger was completed on July 16, 2015 and the Registrant sold a total of 78,736 shares of the Common Stock in the offering (including 6,299 shares purchased by the Registrant’s employee stock ownership plan).  Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 33,921 shares of the Common Stock previously registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wells, State of Minnesota, on July 23, 2015.

WELLS FINANCIAL CORP.
	By:	/s/ James D. Moll
James D. Moll
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and as of July 23, 2015.
/s/ James D. Moll	/s/ Randel I. Bichler *
James D. Moll President and Chief Executive Officer, Director, Treasurer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)	Randel I. Bichler Chairman of the Board and Director
/s/ Gerald D. Bastian *	/s/ David Buesing *
Gerald D. Bastian Director	David Buesing Director
/s/ Richard Mueller *
Richard Mueller Director

* Pursuant to a Power of Attorney contained in the signature page to the Registration Statement on Form S-1 of Wells Financial Corp. filed on March 12, 2015.

/s/ James D. Moll
James D. Moll Attorney-in-Fact